Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated April 17, 2013, relating to the financial statements of Brand Matter, LLC in this Current Report on Form 8-K/A.

/s/    Mayer Hoffman McCann CPAs

(The New York Practice of Mayer Hoffman McCann P.C.)

New York, New York

May 8, 2013